UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2023

Ondas Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-39761	47-2615102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Waverly Oaks Road, Suite 115, Waltham, MA 02452

(Address of principal executive offices) (Zip Code)

(888) 350-9994

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ONDS	The Nasdaq Stock Market LLC, Tel Aviv Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Preferred Stock Purchase Agreement

On July 21, 2023, Ondas Networks Inc., a Delaware corporation (“Networks”) and subsidiary of Ondas Holdings Inc., a Nevada corporation (the “Company”), entered into a certain Amendment to Preferred Stock Purchase Agreement (the "Amendment") to that certain Preferred Stock Purchase Agreement, dated July 9, 2023 (the "SPA"), by and between Networks and the initial purchaser named therein (the “Initial Purchaser”) in connection with the previously disclosed sale of shares of preferred stock of Networks (the "Networks Transaction"). All references to the “Amendment” in this Current Report on Form 8-K are to the SPA, as amended by the Amendment.

Pursuant to the Amendment, in exchange for an initial sale of shares of preferred stock of Networks, $0.00001 par value per share (the “Preferred Stock”), the Initial Purchaser acquired the following (the "Initial Closing"), for gross proceeds to Networks of $11,508,517: (i) 329,238 shares of Preferred Stock, at a purchase price of $34.955 per share (the “Per Share Price”), convertible into shares of Common Stock of Networks, $0.00001 par value per share (the “Networks Common Stock”) and (ii) warrants to purchase 7,825,792 shares of common stock of the Company, $0.0001 par value per share (the “Company Common Stock”), at an exercise price of $0.89 per share, exercisable commencing ninety days following the date of issuance through the fifth anniversary of the date of issuance (the “Warrants”). Also, pursuant to the Amendment, the Initial Purchaser agreed to purchase and Networks agreed to sell and issue to the Initial Purchaser an additional 99,885 shares of Preferred Stock, at the Per Share Price (the "Second Initial Purchaser Closing") and warrants to purchase 2,374,208 shares of Company Common Stock within thirty days of the Initial Closing. Additionally, pursuant to the Amendment, Networks may sell 143,041 additional shares of Preferred Stock at the Per-Share Price, to a strategic investor or one (1) or more other purchasers reasonably acceptable to the Initial Purchaser within forty five days after the Initial Closing.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the SPA and Amendment, filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Networks Transaction Closing

Also on July 21, 2023, Networks completed the Initial Closing of the Networks Transaction. In connection with the Initial Closing, the Company issued the Warrants and entered into a registration rights agreement with the Initial Purchaser to register the resale of the Company Common Stock underlying the Warrants pursuant to a registration statement to be filed no later than 180 days following the Initial Closing. Also, in connection with the Initial Closing, the parties entered into an indemnification agreement, investors’ rights agreement, right of first refusal agreement, and voting agreement. Forms of each of these agreements are attached to Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

The foregoing description of the Registration Rights Agreement and Warrant do not purport to be complete and are qualified in their entirety by the Registration Rights Agreement and Form of Warrant, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.3 and 10.4, respectively, and incorporated herein by reference.

The issuance of the securities were exempt from registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of such Securities Act and Regulation D promulgated thereunder based upon the representations of the Initial Purchaser that it was an “accredited investor” (as defined under Rule 501 of Regulation D) and that it was purchasing such securities without a present view toward a distribution of the securities. In addition, there was no general advertisement conducted in connection with the sale of the securities.

Agreement and Waiver

As previously disclosed, on October 28, 2022 the Company entered into certain 3% Senior Convertible Notes Due 2023 in the aggregate original principal amount of $34.5 million (the “Initial Convertible Notes”), pursuant to a Securities Purchase Agreement, dated October 26, 2022, as amended by Amendment No. 1 to the Securities Purchase Agreement (the “Purchase Agreement”), by and between the Company and an institutional investor (the “Investor”). The Initial Convertible Notes were convertible into shares of the Company Common Stock and were subsequently exchanged by the Company, on a dollar-for-dollar basis, into 3% Senior Convertible Notes Due 2024 (the “Exchange Notes”).

On July 21, 2023, the Company and the Investor entered into an Agreement and Waiver (the “Waiver”) with respect to certain terms of the Exchange Notes. Pursuant to the Waiver, the Company and the Investor agreed that:

●	the Investor shall waive Section 4(q) of the Purchase Agreement, solely with respect to the Networks Transaction and waives, in part, Section 4(n) of the Purchase Agreement and Section 10 of the Exchange Notes, such that, until the earlier of (A) January 19, 2024 and (B) the Stockholder Approval Date (as defined in the Waiver), the required reserve amount shall be 40,000,000 shares of Common Stock;

●	the Investor shall waive, in part, the Maturity Date (as defined in the Exchange Notes) of the Exchange Notes, such that the Maturity Date shall be extended to April 28, 2025;

●	the Company shall waive the last sentence of Section 8(e) of the Exchange Notes (such that last sentence of Section 8(e) of the Exchange Notes shall have no further force and effect);

●	the Company shall, upon the Effective Time (as defined in the Waiver) pursuant to Section 7(g) of the Exchange Notes, with the consent of the Investor, reduce the Conversion Price (as defined in the Exchange Notes) to the lower of (A) the Conversion Price then in effect and (B) the greater of (x) the Floor Price (as defined in the Exchange Notes) then in effect and (y) 125% of the lowest VWAP (as defined in the Exchange Notes) of the Common Stock during the five (5) consecutive trading day period ending and including the trading day immediately prior to the Effective Time; provided, that, in addition, during the period commencing on the Effective Time through and including September 30, 2023, the Conversion Price of the Exchange Notes, solely with respect to voluntary conversions of such aggregate Conversion Amount (as defined in the Exchange Notes) not in excess of such aggregate Current Installment Amounts of such applicable period (or otherwise eligible to be converted in one or more Accelerations during such applicable period), shall be further lowered to the Installment Conversion Price (as defined in the Exchange Note) in effect for the Installment Date (as defined in the Exchange Note) of the Exchange Note of July 3, 2023;

●	upon the occurrence of any Conversion Floor Price Condition (as defined in the Exchange Notes) in connection with conversion, in whole or in part, of the Exchange Notes (including, without limitation, any Alternate Conversion or Installment Conversion thereunder), the Company shall be automatically deemed to have waived, in part, the Floor Price, such that the Floor Price shall be reduced to the greater of (x) 20% of the Minimum Price (as defined in Nasdaq Rule 5635(d)) as of the Effective Time and (y) such price that would result in such Conversion Floor Price Condition not to have occurred with respect to such applicable conversion of the Exchange Notes;

●	the Company shall amend Section 1(b)(ii) of the Purchase Agreement such that the additional closing expiration date shall be April 28, 2026; and

●	the Investor shall consent to an amendment of the Purchase Agreement increasing the additional closing amount from $34.5 million to $46.0 million.

The Waiver also contains customary representations and warranties and covenants for a transaction of this nature.

The foregoing is only a summary of the material terms of the Initial Convertible Notes, the Exchange Notes, the Purchase Agreement, the Waiver, and the other transaction documents, and does not purport to be a complete description of the rights and obligations of the parties thereunder. The summary of the Initial Convertible Notes, the Exchange Notes, the Purchase Agreement, and the Waiver is qualified in its entirety by reference to forms of such agreements, which are filed as Exhibits 4.1 and 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on October 26, 2022, Exhibit 4.1 and 4.4 to the Company’s Current Report on Form 8-K, filed with the SEC on January 20, 2023, and Exhibit 10.4 to this Current Report on Form 8-K, as applicable, and are each incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale, of the securities referred to herein in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 7.01. Regulation FD Disclosure.

On July 24, 2023, the Company released a slide presentation which is expected to be used by the Company in connection with certain future investor presentations. A copy of the slide presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to Item 7.01, including Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On July 24, 2023, the Company issued a press release announcing the Initial Closing and the election by the Investor to purchase $11.5 million in aggregate principal amount of 3% senior convertible notes due 2025 (the “Offering”), resulting in gross proceeds of $10.0 million to the Company. Oppenheimer & Co. Inc. will act as placement agent in connection with the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Preferred Stock Purchase Agreement, dated July 9, 2023, between Ondas Networks and the Initial Purchaser (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed by the Company with the SEC on July 10, 2023).
10.2	Amendment to Preferred Stock Purchase Agreement, dated July 21, 2023, between Ondas Networks Inc. and Initial Purchaser.
10.3	Registration Rights Agreement, dated July 21, 2023, between the Company and Initial Purchaser.
10.4	Form of Warrant (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed by the Company with the SEC on July 10, 2023).
10.5	Form of Agreement and Waiver, dated as of July 21, 2023, by and between Ondas Holdings Inc. and the investor signatory thereto.
99.1	Presentation, dated July 2023.
99.2	Press Release, dated July 24, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2023	ONDAS HOLDINGS INC.

	By:	/s/ Eric A. Brock
Eric A. Brock
Chief Executive Officer

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